EXHIBIT 99.1

For Immediate Release

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX UPDATES REVENUE OUTLOOK FOR FOURTH QUARTER

— Year-end Instrument Sales Below Company Expectations —

Santa Clara, Calif. — Jan. 5, 2006 — Affymetrix, Inc., (Nasdaq: AFFX) today announced that due to low fourth quarter instrument sales and delays in completing genotyping processing under a services contract, the Company now expects, based on preliminary financial data, that product and product related revenue for the fourth quarter ending December 31, 2005, will be roughly $15 million below previous guidance.

“Affymetrix is experiencing growing pains as it both innovates and commercializes new products in high potential markets.  Introduced about 2 years ago, our DNA analysis business has grown to around $90 million in fiscal 2005,” stated Stephen P.A. Fodor, Ph.D., Founder, Chairman and CEO of Affymetrix. “We are carrying record orders into 2006 and expect to achieve around 15% top-line growth for the full-year.”

Investors may listen to Affymetrix’ management expand on this announcement and its financial implications by dialing domestic: (866) 500-AFFX, international: (706) 643-2771 on January 5, 2006 from 2:00 — 3:00 p.m. PT.  A replay of this call will be available from 5:00 p.m. PT on January 5, 2006 until 8:00 p.m. PT on January 12, 2006 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291.  The passcode for both is 3975839. A live and archived webcast of the conference call can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com.

Affymetrix’ management team will host a conference call on January 26, 2006 at 2:00 p.m. PT to review its operating results for the fourth quarter and fiscal-year 2005 and to provide financial guidance for the first quarter and full-year 2006. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771. A replay of this call will be available from 5:00 p.m. PT on January 26, 2006 until 8:00 p.m. PT on February 2, 2006 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both is 3859939.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes. More than 1,300 systems have been installed around the world and nearly 3,000 peer-reviewed papers have been published using the technology. Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass. The company maintains important sales and marketing operations in Europe and Asia and has about 1,000 employees worldwide. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ expectations for its fourth quarter and year end 2005 results and expectations for top-line growth in 2006, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: the preparation of financial statements for the fourth quarter and full-year 2005; risks related to the Company’s ability to achieve hoped-for manufacturing yields for the 500K Mapping Array Set and other products, including the ability to identify and resolve manufacturing problems; risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance and personnel retention; global economic conditions; the fluctuations in overall capital spending in the academic and biotechnology sectors; changes in government funding policies; unpredictable fluctuations in quarterly revenues; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA, and other regulatory approvals; risks relating to intellectual property of others; and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2004 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

NOTE:

Affymetrix, the Affymetrix logo, Powered by Affymetrix, and GeneChip are trademarks owned or used by Affymetrix, Inc.